Exhibit 107.1
Calculation of Filing Fee Tables
Form S-1
(Form Type)
PACS Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	2,777,778	$39.23	$108,972,230.94	0.00014760	$16,084.30
	2	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	13,194,444	$39.23	$517,618,038.12	0.00014760	$76,400.42
		Total Offering Amounts					$626,590,269.06		$92,484.72
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$92,484.72

(1)
Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of the registrant’s common stock, par value $0.001 per share (“common stock”), as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported trading prices of the common stock as reported on the New York Stock Exchange on August 30, 2024, such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission (the “Commission”).

(2)
Represents shares of common stock offered by the selling stockholders described in the registration statement, and includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the selling stockholders, if any.
Under Rule 416 of the Securities Act, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported trading prices of the common stock as reported on the New York Stock Exchange on August 30, 2024, such date being within five business days of the date that this registration statement was filed with the Commission.